Exhibit 10.1
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                                                         368 Venus Street
                                                         Thousand oaks, CA 91360


July 17, 2007


Barry S. Howe
President and CEO
Electronic Sensor Technology, Inc
1077 Business Center Circle
Newbury Park, CA 91320

Re: Consulting Agreement

Dear Barry:

     This is to summarize the arrangement for the consulting services after my retirement effective July 17, 2007 based on the discussions we had and Board's recommendation as follows:

     1.   I will accept an offer to be in house consultant for a period of SIX
          (6) months from July 17 to January 16, 2008. The areas that I will continue to get involved and to concentrate my efforts to will include the coordinating and advising on the marketing strategies in Asia and setting up the sales sub-channels as well as entering new market segments and other topics or projects that the Company may be benefited from my experiences.

     2. The above arrangement will be on a retainer basis. My fee shall be equal to my current compensation, i.e. $13,437 monthly.

     Should you agree that the above is the understanding between us, please confirm this by signing at the space provided below and return a copy of this letter to me for the record.

                                             Sincerely,

                                             /s/ Teong C. Lim

                                             Teong C. Lim


     Agreed and Accepted:



      /s/ Barry S. Howe
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     Barry S. Howe, President and CEO
     Electronic Sensor Technology, Inc.